UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2016

AQUA METALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1010 Atlantic Avenue Alameda, California 94501
(Address of principal executive offices)

(510) 479-7635
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

On November 16, 2016, Aqua Metals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with National Securities Corporation (the “Underwriter”), relating to an underwritten public offering of 2,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value. All of the Shares are being sold by the Company. The offering price to the public is $10.00 per share, and the Underwriter has agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $9.30 per share, except that Shares to be resold to four investors that have a pre-existing relationship with the Company will be purchased by the Underwriter at a price of $9.70 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriter a 45-day option to purchase up to an additional 300,000 shares of common stock.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of these liabilities.

The Company has agreed to issue to the Underwriter at the closing of the offering a warrant to purchase shares of the Company’s common stock equal to 2% of the Shares sold in the offering (excluding any Shares purchased by the four previously mentioned investors), including the over-allotment option to the extent exercised. The warrant will be exercisable at $10.00 per share (100% of the price of the common stock sold in the offering), commencing six months after the close of the offering and expiring three years after the close of the offering.

The Shares will be issued pursuant to a shelf registration statement that the Company filed with the Securities and Exchange Commission, which became effective on September 26, 2016 (File No. 333-213501). A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission. The closing of the offering is expected to take place on or about November 21, 2016, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.  A copy of the form of Underwriter’s warrant is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement and the Underwriter’s warrant does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Greenberg Traurig, LLP relating to the Shares is attached hereto as Exhibit 5.1.

Item 8.01	Other Events.

The Company issued a press release on November 15, 2016 announcing the launch of the public offering and a press release on November 16, 2016 announcing the pricing of the public offering. The press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits	Method Filing

The following exhibits are filed with this report:

1.1	Underwriting Agreement dated as of November 16, 2016 between the Company and National Securities Corporation, as underwriter	Filed electronically herewith
4.1	Form of Underwriter’s Warrant	Filed electronically herewith
5.1	Opinion of Greenberg Traurig, LLP regarding legality of the shares	Filed electronically herewith
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)	Filed electronically herewith
99.1	Press release dated November 15, 2016 regarding the launch of the public offering	Filed electronically herewith
99.2	Press release dated November 16, 2016 regarding the pricing of the public offering	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: November 16, 2016	/s/ Stephen R. Clarke
Stephen R. Clarke
Chief Executive Officer